                                                                    EXHIBIT 10.1



                               PURCHASE AGREEMENT


                                  BY AND AMONG

                                  LUBY'S, INC.,

                                HARRIS J. PAPPAS

                                       AND

                              CHRISTOPHER J. PAPPAS



                                  MARCH 9, 2001

                                TABLE OF CONTENTS


ARTICLE I.
         DEFINITIONS ...........................................................  -1-
         SECTION 1.1   DEFINITIONS .............................................  -1-
         SECTION 1.2   REFERENCES AND TITLES ...................................  -8-

ARTICLE II.
         PURCHASE OF THE NOTES .................................................  -9-
         SECTION 2.1   PURCHASE OF THE NOTES ...................................  -9-

ARTICLE III.
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY .........................  -9-
         SECTION 3.1   ORGANIZATION, STANDING AND CORPORATE POWER ..............  -9-
         SECTION 3.2   SUBSIDIARIES ............................................ -10-
         SECTION 3.3   CAPITAL STRUCTURE ....................................... -10-
         SECTION 3.4   AUTHORITY; NO VIOLATIONS; APPROVALS ..................... -11-
         SECTION 3.5   SEC DOCUMENTS ........................................... -12-
         SECTION 3.6   ABSENCE OF CERTAIN CHANGES OR EVENTS .................... -13-
         SECTION 3.7   NO DEFAULT .............................................. -13-
         SECTION 3.8   COMPLIANCE WITH APPLICABLE LAWS ......................... -13-
         SECTION 3.9   LITIGATION .............................................. -14-
         SECTION 3.10  STATUS OF NOTES ......................................... -14-
         SECTION 3.11  TAX RETURNS AND TAX PAYMENTS ............................ -14-
         SECTION 3.12  EMPLOYEE BENEFIT PLANS .................................. -14-
         SECTION 3.13  LABOR MATTERS ........................................... -15-
         SECTION 3.14  INTANGIBLE PROPERTY ..................................... -16-
         SECTION 3.15  INSURANCE ............................................... -16-
         SECTION 3.16  NO BROKERS OR FINDERS ................................... -16-
         SECTION 3.17  AMENDMENT TO RIGHTS AGREEMENT; BOARD APPROVAL ........... -16-

ARTICLE IV.
         REPRESENTATIONS AND WARRANTIES OF PURCHASERS .......................... -17-
         SECTION 4.1   AUTHORITY; APPROVALS .................................... -17-
         SECTION 4.2   EXEMPT OFFERING ......................................... -17-
         SECTION 4.3   DISCLOSURE OF INFORMATION ............................... -18-
         SECTION 4.4   INVESTMENT INTENT ....................................... -18-
         SECTION 4.5   TRANSFER RESTRICTIONS ................................... -18-
         SECTION 4.6   PURCHASER STATUS ........................................ -19-
         SECTION 4.7   NO BROKERS OR FINDERS ................................... -19-
         SECTION 4.8   OWNERSHIP OF SHARES ..................................... -19-
         SECTION 4.9   FINANCING ............................................... -19-

ARTICLE V.
         COVENANTS ............................................................. -20-
         SECTION 5.1   CORPORATE OPPORTUNITIES ................................. -20-
         SECTION 5.2   APPROVALS ............................................... -20-
         SECTION 5.3   BOARD OF DIRECTORS ...................................... -20-
         SECTION 5.4   STANDSTILL .............................................. -20-
         SECTION 5.5   USE OF PROCEEDS ......................................... -20-

ARTICLE VI.
         CLOSING ............................................................... -21-
         SECTION 6.1   CLOSING ................................................. -21-
         SECTION 6.2   ACTIONS TO OCCUR. ....................................... -21-
         SECTION 6.3   CONDITION TO CLOSING .................................... -22-

ARTICLE VII.
         MISCELLANEOUS ......................................................... -23-
         SECTION 7.1   SURVIVAL OF PROVISIONS .................................. -23-
         SECTION 7.2   NO WAIVER; MODIFICATION IN WRITING ...................... -23-
         SECTION 7.3   SPECIFIC PERFORMANCE .................................... -23-
         SECTION 7.4   SEVERABILITY ............................................ -24-
         SECTION 7.5   PARTIES IN INTEREST ..................................... -24-
         SECTION 7.6   NOTICES ................................................. -24-
         SECTION 7.7   COUNTERPARTS ............................................ -25-
         SECTION 7.8   ENTIRE AGREEMENT ........................................ -25-
         SECTION 7.9   GOVERNING LAW ........................................... -25-
         SECTION 7.10  PUBLIC ANNOUNCEMENTS .................................... -25-
         SECTION 7.11  HEADINGS ................................................ -25-

                                      INDEX

13d Group ........................................................   -7-
Administrative Lender ............................................   -1-
Agreement ........................................................   -1-
Approval .........................................................   -1-
Associate ........................................................   -1-
Beneficial Ownership .............................................   -1-
Benefit Plans ................................................ -2-, -14-
blue sky .........................................................  -11-
Board ............................................................   -2-
Business Combination .............................................   -2-
Business Day .....................................................   -2-
Bylaws ...........................................................   -2-
Capital Stock ....................................................   -2-
Certificate of Incorporation .....................................   -2-
Closing ...................................................... -2-, -20-
Closing Date ................................................. -2-, -20-
Code .............................................................   -2-
Common Stock .....................................................   -2-
Common Stock Equivalents .........................................   -2-
Company ....................................................... -1-, -2-
Company Disclosure Schedule ................................... -3-, -9-
Company Options .............................................. -3-, -10-
Company SEC Documents ........................................ -3-, -12-
Confidential Information .........................................   -3-
Continuing Directors .............................................  -10-
Contracts ........................................................   -3-
control ..........................................................   -1-
Credit Agreement .................................................   -3-
Debt .............................................................   -3-
Employment Agreements ............................................   -3-
ERISA ........................................................ -3-, -14-
Exchange Act .....................................................   -3-
GAAP ......................................................... -3-, -12-
Governmental Entity ..............................................   -3-
Intangible Property .......................................... -3-, -15-
Knowledge ........................................................   -3-
Law ..............................................................   -4-
Lien .............................................................   -4-
Litigation ................................................... -4-, -13-
Market Price .....................................................   -4-
Material Adverse Change ..........................................   -4-
Material Adverse Effect ..........................................   -4-

Material Subsidiary ..............................................   -4-
Maximum Percentage Ownership .....................................   -5-
New Securities ...................................................   -5-
Notes ............................................................   -5-
Options ..........................................................   -5-
Order ............................................................   -5-
Permitted Liens ..................................................   -5-
Person ...........................................................   -6-
Purchase Price ................................................ -7-, -9-
Purchasers .................................................... -1-, -7-
Registration Rights Agreement ....................................   -7-
Representatives ..................................................   -7-
Rights Agreement ............................................. -7-, -16-
Rights Agreement Amendment ................................... -7-, -16-
Rule 144 .........................................................   -7-
SEC ..............................................................   -7-
SECURITIES .......................................................  -18-
Securities Act ............................................... -7-, -18-
Stock Plans ......................................................   -7-
Subsidiary .......................................................   -7-
Tax .......................................................... -7-, -14-
Tax Return .......................................................   -7-
Tax Returns ......................................................  -13-
Taxes ............................................................   -7-
Transaction Documents ............................................   -7-
Transfer ............................................... -7-, -17-, -18-
Underlying Shares ................................................   -7-
Voting Stock .....................................................   -8-

                               PURCHASE AGREEMENT


         PURCHASE AGREEMENT, dated as of March 9, 2001, by and among Luby's, Inc., a Delaware corporation (together with its subsidiaries, the "Company"), and Harris J. Pappas and Christopher J. Pappas, individuals residing in Houston, Texas (together, the "Purchasers").

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.
                                  DEFINITIONS

         SECTION 1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "ADMINISTRATIVE LENDER" has the meaning ascribed to such term in the Credit Agreement.

                  "AFFILIATE" means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

                  "AGREEMENT" means this Purchase Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

                  "APPROVAL" means any approval, authorization, grant of authority, consent, order, qualification, permit, license, variance, exemption, franchise, concession, certificate, filing or registration or any waiver of the foregoing, or any notice, statement or other communication required to be filed with, delivered to or obtained from any Governmental Entity or any other Person.

                  "ASSOCIATE" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

                  "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" is defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights; provided that at all times after the date hereof and prior to the sale, payment, or conversion of the Notes, Purchasers shall be deemed to be the beneficial owner of the Underlying Shares related to the Notes and at all times after the date hereof and prior to the exercise or forfeiture of the Options, Purchasers shall be deemed to be the beneficial owner of the Underlying Shares related to the Options.

                  "BENEFIT PLANS" has the meaning set forth in Section 3.12.

                  "BOARD" means the Board of Directors of the Company.

                  "BUSINESS COMBINATION" means (i) any consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in San Antonio, Texas or New York City, New York generally are authorized or required by law or other government actions to close.

                  "BYLAWS" mean the Company's bylaws, as amended from time to time.

                  "CAPITAL STOCK" means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

                  "CERTIFICATE OF INCORPORATION" means the Company's Certificate of Incorporation, as amended from time to time.

                  "CLOSING" has the meaning set forth in Section 6.1.

                  "CLOSING DATE" has the meaning set forth in Section 6.1.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

                  "COMMON STOCK" means the Company's common stock, par value $.32 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

                  "COMMON STOCK EQUIVALENTS" means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event, including the Notes and the Options.

                  "COMPANY" has the meaning set forth in the introductory paragraph hereof.

                  "COMPANY DISCLOSURE SCHEDULE" has the meaning set forth in
         Article III.

                  "COMPANY OPTIONS" has the meaning set forth in Section 3.3(b).

                  "COMPANY SEC DOCUMENTS" has the meaning set forth in Section 3.5.

                  "CONFIDENTIAL INFORMATION" means all information about the Company furnished to the Purchasers or any of their Representatives by the Company or any of its Representatives, but shall exclude information that (i) is in the possession of the Purchasers or their Representatives prior to receipt from the Company, (ii) is or becomes available in the public domain, other than as a result of an unauthorized disclosure by Purchasers or its Representatives, or (iii) is not acquired from the Company or any other person known by the Purchasers or its Representatives to be subject to a confidentiality agreement with the Company.

                  "CONTRACTS" means all agreements, contracts, or other binding commitments, arrangements or plans, written or oral (including any amendments and other modifications thereto), to which the Company or any of its Subsidiaries is a party or is otherwise bound.

                  "CREDIT AGREEMENT" means, that certain Credit Agreement, dated as of February 7, 1996 among the Company, as borrower, NationsBank of Texas, N.A., as administrative lender, and the lenders signatory thereto, as the same has been, or may be, from time to time be amended or supplemented.

                  "DEBT" has the meaning set forth in the Credit Agreement.

                  "EMPLOYMENT AGREEMENTS" means the employment agreements between the Company and each of Harris J. Pappas and Christopher J. Pappas dated the date hereof.

                  "ERISA" has the meaning set forth in Section 3.12.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "GAAP" has the meaning set forth in Section 3.5(b).

                  "GOVERNMENTAL ENTITY" means any agency, bureau, commission, court, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise, (ii) federal, state or local, or (iii) domestic or foreign.

                  "INTANGIBLE PROPERTY" has the meaning set forth in Section
         3.14.

                  "KNOWLEDGE" of any Person means the actual knowledge of such Person's executive and financial officers and directors, in each case after reasonable inquiry of such other officers of such Person with direct responsibility for the Person's business relating to such knowledge.

                  "LAW" means any constitutional provision, statute or other law, ordinance, rule, regulation or interpretation of any thereof and any Order of any Governmental Entity (including environmental laws) now in effect.

                  "LIEN" means any mortgage, lien, pledge, encumbrance, easement, charge or security interest of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "LITIGATION" has the meaning set forth in Section 3.9.

                  "MARKET PRICE" means, with respect to a particular security on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the NASDAQ Stock Market, if such security is traded over-the-counter and quoted on the NASDAQ Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the NASDAQ Stock Market or any comparable system, or
         (iii) if such security is not listed on the NASDAQ Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of such security shall be deemed to be the fair value per share of such security as reasonably determined in good faith by the Board of Directors of the Company.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any effect, change, event or occurrence that is materially adverse to the business, operations, properties, condition (financial or otherwise), results of operations, assets or liabilities of the Company and its Subsidiaries taken as a whole, but excluding any such effect, change, event or occurrence resulting from (i) changes in general economic conditions or (ii) effects, changes, events or occurrences in the Company's industry generally (including without limitation any regulatory changes), in each case which do not have a materially disproportionate effect on the business, operations or properties of the Company or its Subsidiaries as compared to general economic conditions or the Company's industry as a whole, respectively.

                  "MATERIAL SUBSIDIARY" means any Subsidiary that, together with all Subsidiaries of such Subsidiary, (i) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) at the end of such fiscal year, was the owner (beneficial or otherwise) of more than 10% of the consolidated assets of the Company and its Subsidiaries all as shown on the consolidating and consolidated financial statements of the Company and its Subsidiaries.

                  "MAXIMUM PERCENTAGE OWNERSHIP" means (i) prior to March 15, 2002, 25%, and (ii) on or after March 15, 2002, 28%.

                  "NEW SECURITIES" means any shares of Capital Stock or other equity securities (within the meaning of Rule 16a-1(d) promulgated under the Exchange Act), including debt that is convertible or exchangeable for Capital Stock and any warrants or other rights to purchase Capital Stock sold for cash, other than securities marketed to at least 25 investors, sold in an underwritten private offering and available for resale pursuant to Rule 144A or Regulation S promulgated under the Securities Act, and securities sold in an underwritten offering pursuant to a registration statement effective under the Securities Act.

                  "NOTES" means those certain Convertible Subordinated Promissory Notes in substantially the form of EXHIBIT "A" hereto up to an aggregate principal amount of $10,000,000, purchased by Purchasers, issued in accordance with the terms of this Agreement, pursuant to which the Company is the borrower and the Purchasers are the Holders, and each, individually, a "Note".

                  "OPTIONS" means those two (2) certain Stock Options dated March 9, 2001 issued to the Purchasers, each for the purchase of 1,120,000 shares of Common Stock.

                  "ORDER" means any decree, injunction, judgment, settlement, order, ruling, assessment or writ of a court.

                  "PERMITTED LIENS" means:

                           (a) Liens upon any property presently owned or
                  hereafter acquired, created at the time of acquisition to secure a portion of the purchase price thereof, or existing thereon at the date of acquisition, whether or not assumed by the Company or one of its Material Subsidiaries, provided that every such Lien shall apply only to the property so acquired and fixed improvements thereon;

                           (b) any extension, renewal, or refunding of any Lien
                  permitted by the Credit Agreement, if limited to the same property subject to, and securing not more than the amount secured by, the Lien extended, renewed or refunded;

                           (c) the pledge of current assets in the ordinary
                  course of business, to secure current liabilities;

                           (d) mechanics' or materialmen's liens, good faith
                  deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payment of money) deposits to secure public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges, Liens given in connection with bid or completion bonds; provided that such obligations secured are not yet due or are being contested in good faith by appropriate action and against which an adequate reserve has been established.

                           (e) any Lien arising by reason of deposits with, or
                  the giving of any form of security to, any Governmental Entity created or approved by Law for any purposes at any time as required by Law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the company or a Subsidiary to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements; provided that such obligations secured are not yet due or are being contested in good faith by appropriate action and against which an adequate reserve has been established;

                           (f) the pledge or assignment of accounts receivable,
                  to banks or others made in the ordinary course of business (including to or by a Subsidiary which is principally engaged in the business of financing the business of the Company and its Subsidiaries);

                           (g) the Liens of taxes or assessments for the then
                  current year or not at the time due, or the Liens of Taxes already due but the validity of which is being contested in good faith by appropriate action and against which an adequate reserve has been established;

                           (h) any judgment or Lien against the Company or a
                  Material Subsidiary, so long as the finality of such judgment is being contested in good faith by appropriate action and the execution thereon is stayed;

                           (i) assessments or similar encumbrances, the
                  existence of which does not impair the value or the use of the property subject thereto for the purposes for which it was acquired;

                           (j) landlords' liens on fixtures and movable property
                  located on premises leased by the Company or a Material Subsidiary in the ordinary course of business so long as the rent secured thereby is not in default;

                           (k) Liens on the assets of any limited liability
                  company organized under a limited liability company act of any state in which a limited liability company is treated as a partnership for federal income tax purposes; provided that neither the Company nor any Material Subsidiary is liable for the debt of such limited liability company; and

                           (l) other Liens on any properties of the Company or
                  any Subsidiary with an aggregate value not exceeding 1% of the book value of the total assets of the Company on a consolidated basis.

                  "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "PURCHASE PRICE" has the meaning set forth in Section 2.1(b).

                  "PURCHASERS" has the meaning set forth in the introductory paragraph hereto.

                  "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement between the Company and Purchasers dated the date hereof.

                  "REPRESENTATIVES" of any Person means the officers, directors, employees, agents and other representatives of such Person.

                  "RIGHTS AGREEMENT" has the meaning set forth in Section 3.17.

                  "RIGHTS AGREEMENT AMENDMENT" has the meaning set forth in
         Section 3.17.

                  "RULE 144" means Rule 144 under the Securities Act and any successor rule thereto.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "STOCK PLANS" means the Company's stock option, stock incentive or other similar plans.

                  "SUBSIDIARY" means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by a Subsidiary of the Company or by the Company and another Subsidiary, or (ii) any other Person (other than a corporation) in which the Company, a Subsidiary or the Company and a Subsidiary, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

                  "TAX" or "TAXES" has the meaning set forth in Section 3.11.

                  "TAX RETURN" has the meaning set forth in Section 3.11.

                  "13d GROUP" means a group within the meaning of Section 13(d)(3) of the Exchange Act.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Registration Rights Agreement, and Employment Agreements and the Options.

                  "TRANSFER" has the meaning set forth in Section 4.5.

                  "UNDERLYING SHARES" means the shares of Common Stock (i) issuable upon conversion of the Notes in accordance with the terms thereof, (ii) paid as interest on the Notes in accordance with the terms of the Notes and (iii) issued upon exercise of the Options.

                  "VOTING STOCK" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of such Person; provided that if such Person has more than one class or series of Voting Stock, any calculation as to a percentage of such Voting Stock shall be made with respect to the percentage of votes entitled to be cast in respect of such Voting Stock in such circumstances.

         SECTION 1.2 REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section," "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural forms of such defined terms.

                                   ARTICLE II.
                             PURCHASE OF THE NOTES

         SECTION 2.1 PURCHASE OF THE NOTES.

         (a) Subject to the terms and conditions herein set forth, the Company will sell to Purchasers, and Purchasers will purchase from the Company, the Notes in the following amounts, and at the following times;

                  (1) Two (2) Notes, each in the original principal amount of $1.5 million (one purchased by each Purchaser) within two (2) business days after receipt by the Company of a written notice signed by the Administrative Lender to the effect that the lenders signatory to the Credit Agreement agree to forebear from pursuing any remedy for breach by the Company of the terms of the Credit Agreement for a period of eight (8) weeks from the date of such notice; and

                  (2) Two (2) Notes, each in the original principal amount of $3.5 million (one purchased by each Purchaser) within two (2) business days after execution and delivery to the Company of an amendment to the Credit Agreement which is satisfactory to the Company and the Purchasers.

         (b) The purchase price payable for each Note shall be equal to the sum of the original principal amount of such Note (the "Purchase Price").

         (c) Delivery of the Notes to Purchasers shall be made at each Closing against payment of the Purchase Price therefor as provided herein.

         (d) Payment of the Purchase Price for the Notes to be purchased hereunder shall be made by or on behalf of Purchasers by wire transfer of immediately available funds to an account of the Company.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Purchasers as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement by reference to the Section of this Agreement so qualified and delivered by the Company to Purchasers prior to the date of this Agreement (the "Company Disclosure Schedule") and made a part hereof by reference):

         SECTION 3.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and each of its Subsidiaries is a corporation or other entity validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate or other such entity power and authority to own its properties and carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company has delivered to Purchasers prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and Bylaws and, in the case of the Company's Material Subsidiaries, made available similar organizational documents in each case, as in effect on the date of this Agreement.

         SECTION 3.2 SUBSIDIARIES. Schedule 3.2 of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each Material Subsidiary of the Company, together with the jurisdiction of incorporation or organization and the percentage of each Material Subsidiary's outstanding share capital (or other voting or equity securities or interests, as applicable) owned by the Company or another Subsidiary of the Company. All the outstanding shares of share capital (or other voting or equity securities or interests, as applicable) of each Material Subsidiary of the Company have been validly issued and are fully paid and nonassessable (with respect to corporate Subsidiaries) and are owned directly or indirectly by the Company, free and clear of all Liens except for Permitted Liens.

         SECTION 3.3 CAPITAL STRUCTURE.

         (a) The authorized Capital Stock of the Company consists of 100,000,000 shares of Common Stock, of which, as of the date of this Agreement, (A) 22,422,943 shares of Common Stock are issued and outstanding, (B) 4,980,124 shares of Common Stock are held by the Company in its treasury and (C) no shares of Common Stock are held by any of the Company's Subsidiaries.

         (b) There are no outstanding warrants, stock options or stock appreciation rights or other rights to receive or purchase any Capital Stock of the Company or any of its Subsidiaries granted under the Stock Plans or otherwise except as set forth in Schedule 3.3(b) of the Company Disclosure Schedule (such warrants, share or stock options, shares or stock appreciation rights or other rights disclosed thereon, collectively, the "Company Options"). Except as set forth in Schedule 3.3(b) of the Company Disclosure Schedule and except as provided in the Transaction Documents, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any Capital Stock of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in
Schedule 3.3(b) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries (contingent or otherwise) to repurchase, redeem or otherwise acquire any Capital Stock of the Company or any of its Subsidiaries or any security exchangeable for or convertible into such Capital Stock. All of the Company's Stock Plans are listed on Schedule 3.3(b).

         (c) All outstanding Capital Stock of the Company and its Subsidiaries are, and all shares which may be issued upon (i) conversion of any of the Notes issued, (ii) payment of interest on any of the Notes issued, or (iii) exercise of the Options will be, when issued and upon delivery of the exercise price, if any, payable with respect thereto, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights.

         (d) Except as contemplated hereby or in the other Transaction Documents or as set forth in Schedule 3.3(d) of the Company Disclosure Schedule, there are not any registration rights agreements, shareholder agreements, voting agreements or trusts, proxies or other agreements or contractual obligations to which the Company is a party or bound with respect to the registration with any Government Entity, or the voting or disposition of any Capital Stock of the Company.

         SECTION 3.4 AUTHORITY; NO VIOLATIONS; APPROVALS.

         (a) The Board by a vote of not less than a majority of the "Continuing Directors" (as defined in the Company's Certificate of Incorporation) holding office as of such date expressly approved, in advance of the acquisition of the Notes, the Underlying Shares and such other acquisition of the Company's securities as are contemplated by this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. The Company has all requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents and to consummate each of the transactions and perform each of the obligations contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Transaction Documents and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company except the Notes, which will be duly executed and delivered by the Company upon payment of the Purchase Price therefor. Assuming this Agreement and each of the other Transaction Documents to which Purchasers are a party constitute the valid and binding obligations of Purchasers, this Agreement and each of the other Transaction Documents constitutes or in the case of the Notes, when issued and delivered will constitute, a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) Except as set forth in Schedule 3.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement and each of the other Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, require the consent of any other Person to or result in any violation of, or default (with or without notice or lapse of time, or both) under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under any provision of (A) the Certificate of Incorporation or Bylaws or any provision of the comparable organizational documents of any of the Company's Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture or other contract or agreement arrangement or understanding to which the Company or any of its Subsidiaries is a party or otherwise is bound or by which any of them or their respective properties are bound or (C) assuming the Approvals referred to in Section 3.4(c) are duly and timely obtained or made, any Law or Order applicable to the

Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such violations, defaults, rights, Liens or detriments, that, individually or in the aggregate,
(x) could not reasonably be expected to have a Material Adverse Effect, (y) could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and (z) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions, or performance of the obligations, contemplated by any of the Transaction Documents.

         (c) No Approval from any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or any other Transaction Document by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for:
(A) such Approvals as may be required by any applicable state securities or "blue sky" laws; and (B) any such Approvals the failure of which to be made or obtained (1) could not reasonably be expected to have a Material Adverse Effect,
(2) could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect and (3) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

         SECTION 3.5 SEC DOCUMENTS.

         (a) The Company has made available to Purchasers a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1999 (the "Company SEC Documents"), which are all the documents (other than preliminary materials) that the Company was required to file with the SEC since December 31, 1999. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained as of their respective dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The financial statements of the Company included in the Company SEC Documents, including the notes and schedules thereto, complied as to form in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments) applied on a consistent basis during the periods presented.

         SECTION 3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Schedule 3.6 of the Company Disclosure Schedule and in correspondence and discussions among representatives of the Company and the Purchasers, from November 30, 2000 to the date of this Agreement, there has not been any event, circumstance or fact that (x) could reasonably be expected to have a Material Adverse Effect, (y) could reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (z) could reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

         SECTION 3.7 NO DEFAULT. Except as disclosed in Schedule 3.7 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is in default or violation (and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Certificate of Incorporation or Bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture or any other contract, agreement, arrangement or understanding to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound, or (iii) any Order or Law applicable to the Company or any of its Subsidiaries, except in the case of clause (ii) and (iii), for violations or defaults that, individually or in the aggregate, (x) could not reasonably be expected to have a Material Adverse Effect, (y) could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and
(z) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

         SECTION 3.8 COMPLIANCE WITH APPLICABLE LAWS.

         (a) The Company and each of its Subsidiaries has in effect all Approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, and there has occurred no default or violation under any such Approval, except for failures to obtain, or for defaults or violations under, Approvals which failures, defaults or violations, individually or in the aggregate, (i) could not reasonably be expected to have a Material Adverse Effect, (ii) could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and (iii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

         (b) Except as otherwise disclosed in the Company SEC Documents, the Company and its Subsidiaries are in compliance with all applicable Laws and Orders, except for possible noncompliance which, individually or in the aggregate, (i) could not reasonably be expected to have a Material Adverse Effect, (ii) could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and (iii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

         SECTION 3.9 LITIGATION. Except as disclosed in the Company SEC Documents or Schedule 3.9 of the Company Disclosure Schedule, to the knowledge of the Company, there is no suit, action, proceeding or indemnification claim, at law or in equity, pending before any Governmental Entity or arbitrator, or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company ("Litigation") except for litigation that, individually or in the aggregate, (x) could not reasonably be expected to have a Material Adverse Effect, (y) could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, and (z) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

         SECTION 3.10 STATUS OF NOTES. The issuance and sale of the Notes and the reservation and issuance of the Underlying Shares have been duly authorized by all necessary corporate action on the part of the Company, and the issuance and sale of the Notes and the issuance of the Underlying Shares are not and will not be subject to preemptive rights of any Person.

         SECTION 3.11 TAX RETURNS AND TAX PAYMENTS. The Company and each of its Subsidiaries has timely filed all returns, reports or statements required to be filed with any Governmental Entity with respect to Taxes ("Tax Returns") required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects and all Taxes shown thereon to be due have been paid, except where the failure to so have timely filed, to be true, correct or complete or to have paid such Taxes has not had and could not reasonably be expected to have a Material Adverse Effect. No claim for unpaid Taxes has been asserted in writing by a tax authority or has become a Lien (except for Permitted Liens) against the property of the Company or any of its Subsidiaries. No audit of any Tax Return of the Company or any of its Subsidiaries is being conducted by a tax authority, which audit reasonably could be expected to have a Material Adverse Effect, and no extension of the statute of limitations on the assessment of any material Taxes has been granted by the Company or any of its Subsidiaries and currently is in effect. Neither the Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement, other than as among the Company and its Subsidiaries. For purposes of this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity.

         SECTION 3.12 EMPLOYEE BENEFIT PLANS. Except as otherwise disclosed in the Company SEC Documents or Schedule 3.12 of the Company Disclosure Schedule:

                  (a) all employee benefit plans and arrangements covering employees of the Company and its Subsidiaries (collectively, the "Benefit Plans") are listed in the Company SEC Documents or Schedule
         3.12 of the Company Disclosure Schedule and complete copies of all material Benefit Plans, including all amendments, have been made available to Purchasers;

                  (b) to the extent applicable, the Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Benefit Plan intended to be qualified under Section 401(a) of the Code satisfies the requirements of such Section, has been determined by the Internal Revenue Service to be so qualified and has not, since such determination, been amended or, operated in a way which would adversely affect such qualified status;

                  (c) each Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto; and

                  (d) all contributions required to be made as of the date hereof to the Benefit Plans have been made, except in each case as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

Except as disclosed in Schedule 3.12 of the Company Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require the Company to make a larger contribution to, or pay greater benefits under, any Benefit Plan than it otherwise would, (ii) create or give rise to additional vested rights or service credits under any Benefit Plan, or (iii) result in all or any part of any payments made, or that may become payable as a result of the transactions contemplated by the Agreement, by the Company not to be deductible by the payor under sections 280G or 162(m) of the Code;

         SECTION 3.13 LABOR MATTERS. Except as set forth in Schedule 3.13 of the Company Disclosure Schedule or in the Company SEC Documents:

                  (a) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against the Company or any of its Subsidiaries or any proceeding or investigation relating to the Company's or any Subsidiary's compliance with immigration law pending, or, to the Knowledge of the Company, threatened, that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (b) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the Knowledge of the Company, threatened, against or involving the Company or any of its Subsidiaries that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or

                  (c) there is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of the Company threatened, in respect to which any current or former director, officer, employee or agent of the Company or any of its Subsidiaries is or may be entitled to claim indemnification from the Company or any of its Subsidiaries pursuant to (a) the Certificate of Incorporation or Bylaws of the Company, (b) any provision of the comparable charter or organizational documents of any of its Subsidiaries, (c) any indemnification agreement to which the Company or any Subsidiary of the Company is a party or (d) applicable Law.

         SECTION 3.14 INTANGIBLE PROPERTY. The Company and its Subsidiaries possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of the Company and its Subsidiaries (collectively, the "Intangible Property"), except where the failure to possess or have adequate rights to use such properties, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. All of the Intangible Property is owned or licensed by the Company or its Subsidiaries free and clear of any and all Liens, except those that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has forfeited or otherwise relinquished any Intangible Property which forfeiture, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, the use of the Intangible Property by the Company or its Subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any trademark, patent, service mark, copyright or any pending application therefor of any other person and there have been no claims made and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.15 INSURANCE. The Company maintains insurance in such amounts, with such deductibles and exclusions, and covering such risks as are in accordance with industry practice for companies engaged in businesses similar to those of the Company and each of its Subsidiaries (taking into account the cost and availability of such insurance).

         SECTION 3.16 NO BROKERS OR FINDERS. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, other than any such fees or commissions that have been disclosed to Purchasers in the Company Disclosure Schedule and as to which the Company shall have full responsibility.

         SECTION 3.17 AMENDMENT TO RIGHTS AGREEMENT; BOARD APPROVAL. The Board has taken all necessary action to amend (such amendment referred to herein as the "Rights Agreement Amendment") the Rights Agreement dated April 16, 1991 between the Company and AmeriTrust Company, N.A., as Agent (the "Rights Agreement"), so that none of the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including the conversion of the Notes, the payment of interest thereon in Common Stock, or exercise of the Options) will cause (i) the rights issued pursuant to the Rights Agreement to become exercisable under the Rights Agreement or (ii) the distribution of Rights Certificates (as defined in the Rights Agreement). The Board has, by resolution duly adopted and approved this Agreement and the other Transaction Documents, and such approval constitutes approval for purposes of Section 203 of the General Corporation Law of the State of Delaware, so that consummation of the transactions contemplated hereby and by the other Transaction Documents does not cause Purchasers to become subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware as a result of said transactions. The Board has duly adopted the resolution set forth on EXHIBIT "B" hereto renouncing any interest or expectancy in certain specified business opportunities.

                                   ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Each Purchaser represents and warrants to the Company as follows:

         SECTION 4.1 AUTHORITY; APPROVALS.

         (a) (i) Each of the Purchasers has full power and authority to enter into this Agreement and each of the other Transaction Documents to which he is a party and to consummate each of the transactions and perform each of the obligations hereof and thereof applicable to such Purchaser, (ii) this Agreement and each of the other Transaction Documents to which he is a party have been duly executed and delivered by him or on his behalf and, assuming the accuracy of the representations and warranties of the Company in Section 3.4 hereof, constitutes the valid and legally binding obligations of such Purchaser, enforceable against him in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) execution and delivery of this Agreement and the other Transaction Documents, including the purchase of the Notes does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, require the consent of any other Person, or conflict with or violate any duties owed by Purchasers to any other Person or Law applicable to him in a manner that could reasonably be expected to impair the ability of the Purchaser to perform his obligations under any of the Transaction Documents in any material respect or could reasonably be expected to delay in any material respect or prevent the consummation of any of the transaction, or performances of the obligations, contemplated by any of the Transaction Documents.

         (b) No Approval from any Governmental Entity is required by or with respect to such Purchaser in connection with the execution and delivery by such Purchaser of this Agreement or any other Transaction Document to which he is a party or the consummation by such Purchaser of the transactions contemplated hereby or thereby.

         SECTION 4.2 EXEMPT OFFERING. Each Purchaser acknowledges that the Notes to be acquired by such Purchaser hereunder have not been registered under the Securities Act and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the Purchasers contained herein.

         SECTION 4.3 DISCLOSURE OF INFORMATION. Each Purchaser believes that he has received all the information he considers necessary or appropriate for deciding whether to purchase the Notes. Each Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering and the Notes and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Article 3.

         SECTION 4.4 INVESTMENT INTENT. The Notes to be acquired by each Purchaser hereunder and any Underlying Shares to be acquired upon the exercise, conversion or exchange of such Note are being acquired for his own account, not as a nominee or agent, for investment and with no present intention of distributing or reselling such Notes or Underlying Shares or any part thereof or interest therein.

         SECTION 4.5 TRANSFER RESTRICTIONS. Subject to any restrictions in the Notes, if such Purchaser should decide to dispose of any portion of the Notes to be purchased by him or any Underlying Shares to be issued to him upon the exercise or exchange of such Note, such Purchaser understands and agrees that he may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any Note(s) or Underlying Shares other than pursuant to an effective registration statement, the Company may require that the transferor of such Note(s) or Underlying Shares provide to the Company an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to the Company, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state or foreign securities Laws. Such Purchaser agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing the Note to be acquired by such Purchaser hereunder and any Underlying Shares:

                  THE SECURITIES (THE "SECURITIES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SECURITIES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS TO BE MADE OTHER

         THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

         The legends set forth above may be removed if and when the Note(s) or Underlying Shares, as the case may be, represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company. Such Purchaser agrees that, in connection with any Transfer of securities by him pursuant to an effective registration statement under the Securities Act, he will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of a Note or Underlying Shares.

         SECTION 4.6 PURCHASER STATUS. Each such Purchaser represents and warrants to, and covenants and agrees with the Company that (i) at the time he was offered the Note(s) to be acquired by such Purchaser hereunder, he was, and
(ii) at the date hereof, he is, an accredited investor as defined in Rule 501(a) under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Company and an investment in such Note, and is able to bear the economic risk of such investment.

         SECTION 4.7 NO BROKERS OR FINDERS. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of such Purchaser in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, other than any such fees or commissions that have been disclosed to the Company and as to which such Purchaser shall have full responsibility.

         SECTION 4.8 OWNERSHIP OF SHARES. Except as set forth in the Schedule 13D filed by Purchaser with the SEC, neither Purchaser nor any of their Affiliates is the beneficial owner of any Capital Stock in the Company.

         SECTION 4.9 FINANCING. Upon the terms and subject to the conditions of this Agreement, the Purchasers have available to them all funds necessary to satisfy its obligations to purchase the Notes hereunder.

                                   ARTICLE V.
                                   COVENANTS

         SECTION 5.1 CORPORATE OPPORTUNITIES. Until the earlier of (a) March 9, 2006, and (b) such date on which neither Harris J. Pappas or Christopher J. Pappas is a director, officer, employee or consultant of the Company, the Board shall not suspend or restrict the resolutions set forth on EXHIBIT "B" hereto relating to the Company's renouncement of any interest in certain specified business opportunities.

         SECTION 5.2 APPROVALS. The Company and Purchasers each agree to cooperate and use all commercially reasonable efforts to obtain (and will promptly prepare all registrations, filings and applications, requests and notices preliminary to) (a) all Approvals that may be necessary or which may be reasonably requested by the Company or Purchasers to consummate the transactions contemplated by this Agreement and the other Transaction Documents, and (b) the forbearance letter and the amendment to the Credit Agreement contemplated by
Section 2 hereof.

         SECTION 5.3 BOARD OF DIRECTORS.

         (a) The Company shall take, or cause to be taken, such action as may be necessary or advisable to ensure that immediately following the Closing the Board shall consist of eleven directorships and that Harris J. Pappas and Christopher J. Pappas shall each be appointed as a member of the Board of Directors to fill such newly created vacancy to hold office until the Company's 2002 annual meeting. Upon the occurrence of the first vacancy in the Board of the Company after the date hereof, Purchasers shall be entitled to name a nominee to fill such vacancy and subject to the reasonable objection of the Board of Directors, the nominee of the Purchasers shall be appointed to fill such vacancy.

         (b) At any meeting of the shareholders of the Company held in 2002 for the purpose of electing directors of the Company, the Purchasers shall be entitled to nominate for election to the Board, and the Company shall use its reasonable best efforts to cause to be nominated for election to the Board that number of individuals such that the aggregate number of directors on the Board that were nominated by the Purchasers after giving effect to the election of such nominees shall equal (i) two directors, prior to the time the first vacancy occurring after the date hereof occurs, and (ii) three directors thereafter.

         SECTION 5.4 STANDSTILL. The Purchasers agree that they, together with their Affiliates and Associates and any 13d Group of which they are a part, shall not Beneficially Own any Voting Stock or Common Stock of the Company in excess of the Maximum Percentage Ownership until such time as neither of the Purchasers is a director, officer, employee or consultant of the Company, at which time this covenant shall be of no further force or effect whatsoever.

         SECTION 5.5 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Notes for working capital and for general corporate purposes, and not for the purpose of purchasing or otherwise acquiring securities.

                                   ARTICLE VI.
                                    CLOSING

         SECTION 6.1 CLOSING. Each purchase and sale of the Notes to be purchased by Purchasers hereunder (each a "Closing") will take place at the offices of the Company at 2211 N.E. Loop 410, San Antonio, Texas, at 10:00 a.m., local time, on the dates specified in Section 2.1(b) hereof, or on such other date as mutually agreed to by the parties hereto. The date on which each purchase and sale of Notes occurs is herein referred to as a "Closing Date."

         SECTION 6.2 ACTIONS TO OCCUR.

         (a) On March 9, 2001, Purchasers shall deliver to the Company the following:

                  (i) Employment Agreements. The Employment Agreement of each Purchaser, duly executed by such Purchaser.

                  (ii) Stock Options. The Options to each Purchaser, duly executed by such Purchaser.

                  (iii) Registration Rights Agreement. The Registration Rights Agreement, duly executed by the Purchasers.

         (b) On March 9, 2001, the Company shall deliver to Purchasers the following:

                  (i) Employment Agreements. The Employment Agreement of each Purchaser, duly executed by the Company.

                  (ii) Stock Options. The Options to each Purchaser, duly executed by the Company.

                  (iii) Registration Rights Agreement. The Registration Rights Agreement, duly executed by the Company.

                  (iv) Rights Agreement Amendment. A true and correct copy of the Rights Agreement Amendment, duly executed by the Company.

                  (v) Board Resolutions. Copies of resolutions referred to in
         Section 3.17 of this Agreement and adopted by the Board of Directors relating to Section 203 of the General Corporation Law of the State of Delaware and renouncing the Company's interest or expectancy in certain specified business opportunities, in each case certified by the Company's Secretary.

                  (vi) Opinion of Company Counsel. An Opinion of Cauthorn Hale Hornberger Fuller Sheehan Becker & Beiter, outside counsel for the Company, dated March 9, 2001, to the effect set forth in EXHIBIT "C" with respect to all matters therein other than the Notes.

         (c) At each Closing, Purchasers shall deliver to the Company an amount equal to the Purchase Price for the Notes then being purchased in accordance with Article II, and the Company shall deliver to Purchasers the Notes being purchased.

         SECTION 6.3 CONDITION TO CLOSING.

         (a) The obligation of Purchasers under this Agreement to Purchase the Notes will be subject to the following conditions:

                  (i) Purchasers shall have received on each Closing Date a certificate, dated such Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of such Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such Closing Date.

                  (ii) Purchasers shall have received on March 9, 2001 an opinion of Cauthorn Hale Hornberger Fuller Sheehan Becker & Beiter, outside counsel for the Company, dated March 9, 2001, to the effect set forth in EXHIBIT "C" hereto with respect to the Notes.

         (b) The obligation of the Company under the Agreement to issue the Notes will be subject to the following condition:

                  (i) The Company shall have received each Closing Date a certificate, dated such Closing Date and signed by each Purchaser, to the effect that the representations and warranties of the Purchasers contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Purchasers have complied in all material respects with all of the agreements and satisfied all of the conditions on their parts to be performed or satisfied on or before such Closing Date.

         (c) The obligations of Purchasers and the Company to purchase and issue the Notes, respectively as contemplated hereby are subject to the satisfaction on or prior to each Closing Date of the following conditions:

                  (i) No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the purchase and sale of the Notes contemplated hereby shall be in effect.

                  (ii) No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any governmental entity that makes the purchase and sale of the Notes contemplated hereby illegal.

                                  ARTICLE VII.
                                 MISCELLANEOUS

         SECTION 7.1 SURVIVAL OF PROVISIONS.

         (a) The representations and warranties of the Company and Purchasers made herein or in any other Transaction Document shall remain operative and in full force and effect pursuant to their terms, until March 1, 2002; provided that such representations and warranties shall survive as to any claim or demand made prior to their termination date until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or otherwise.

         (b) The covenants and agreements of the Company and Purchasers contained in this Agreement that, by their terms, are to be performed or complied with after the Closing Date will survive until the later of (i) March 1, 2002 and (ii) the period specified herein with respect to such covenant or agreement; and provided, further, that such covenants and agreements shall survive as to any claim or demand made prior to their termination date until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or otherwise.

         SECTION 7.2 NO WAIVER; MODIFICATION IN WRITING. No failure or delay on the part of the Company or a Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without limiting the rights that any party may have for fraud under common law, the remedies provided for herein are cumulative and are the exclusive remedies available to the Company or Purchasers at law or in equity. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company, on the one hand, and Purchasers or their permitted assigns, on the other hand, provided that notice of any such waiver shall be given to each party hereto as set forth below. Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

         SECTION 7.3 SPECIFIC PERFORMANCE. The parties recognize that in the event the Company or Purchasers should refuse to perform under the provisions of this Agreement or any other Transaction Document, monetary damages alone will not be adequate. Purchasers or the Company, as the case may be, shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement or any other Transaction Document specifically, the Company and Purchasers hereby waive the defense that there is an adequate remedy at law.

         SECTION 7.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

         SECTION 7.5 PARTIES IN INTEREST. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 7.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchasers:

                  Harris J. Pappas and Christopher J. Pappas
                  642 Yale
                  Houston, Texas 77007

with a copy to:
                  Frank Markantonis
                  645 Heights Blvd.
                  Houston, Texas 77007

and

                  Fulbright & Jaworski, L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas 77010-3095
                  Attn: Charles H. Still

If to Luby's:

                  Luby's, Inc.
                  2211 Northeast Loop 410
                  San Antonio, Texas 78217-4673
                  Attention: Chairman of the Board
with a copy to:

                  Cauthorn Hale Hornberger Fuller
                  Sheehan Becker & Beiter Incorporated
                  700 N. St. Mary's Street, Suite 600
                  San Antonio, Texas 78205
                  Attention: Drew R. Fuller, Jr.

         Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

         SECTION 7.7 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 7.8 ENTIRE AGREEMENT. This Agreement (which term shall be deemed to include the Exhibits and Schedules hereto and the other certificates, documents and instruments delivered hereunder) and the other Transaction Documents constitute the entire agreement of the parties hereto and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement and the other Transaction Documents.

         SECTION 7.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

         SECTION 7.10 PUBLIC ANNOUNCEMENTS. The Company, on the one hand, and Purchasers, on the other, shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, except for statements required by Law or by any listing agreements with or rules of any national securities exchange or the National Association of Securities Dealers, Inc., or made in disclosures reasonably determined as required to be filed pursuant to the Securities Act or the Exchange Act.

         SECTION 7.11 HEADINGS. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                                  LUBY'S, INC.


                                  By:  /s/ ROBERT T. HERRES
                                       -------------------------------
                                       Robert T. Herres
                                       Chairman of the Board

                                  PURCHASERS:

                                  /s/ HARRIS J. PAPPAS
                                  ------------------------------------
                                  Harris J. Pappas


                                  /s/ CHRISTOPHER J. PAPPAS
                                  ------------------------------------
                                  Christopher J. Pappas

                                                                      EXHIBIT A


         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATIONS STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                   LUBY'S INC.
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE
                                    DUE 2011

                                                              San Antonio, Texas
                                                              March ____, 2001

         LUBY'S INC., a Delaware corporation (the "Company"), the principal office of which is located at 2211 Northeast Loop 410, San Antonio, Texas, for value received hereby promises to pay to Harris J. Pappas, or his registered assigns, the sum of _____ Million Dollars ($__,000,000.00), or such other amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, and such amounts shall be due and payable on the earlier to occur of (i) March 1, 2011, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is issued in connection with the transactions described in Section 2 of that certain Purchase Agreement between the Company and the Purchasers described therein, dated as of March _____, 2001 (the "Purchase Agreement"). The holder of this Note is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement. This Note is one of the Notes referred to as the "Notes" in the Purchase Agreement. Terms used and not otherwise defined herein have the meaning given such terms in the Purchase Agreement.

         The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

         1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

                  (i) "Company" includes any corporation or other entity that, to the extent permitted by this Note or the Purchase Agreement, shall succeed to or assume the obligations of the Company under this Note.

                  (ii) "Holder," when the context refers to a holder of this Note, shall mean any persons who shall at the time be the registered holder of this Note.

                  (iii) "Interest Rate" means for the three month period preceding each Interest Payment Date (each an "Interest Period"), a rate of interest equal to the lesser of (i) the Maximum Legal Rate divided by 4 and (ii) LIBOR as reported by the Wall Street Journal two business days before the first day of such Interest Period plus two percent (2%). During an Event of Default, the Interest Rate shall equal the greater of (i) LIBOR plus two percent (2%) and
(ii) ten percent (10%), but in no event to exceed the Maximum Legal Rate.

                  (iv) "Last Sale Price" on any Trading Day shall mean (i) the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) as reported on the New York Stock Exchange Composite Tape, or (ii) if on such Trading Day the Common Stock is not listed or admitted to trading on such exchange, the closing price regular way (or, if no closing price is reported the average of the bid and asked prices) on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if not listed or admitted to trading on any national securities exchange on such Trading Day, then the average of the closing bid and asked prices as reported through the National Association of Securities Dealers, Inc. on its NASDAQ National Market or other NASDAQ market or through a similar organization if NASDAQ is no longer reporting information, or (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market or other NASDAQ market on such Trading Day, then the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or (v) if not quoted by any such organization on such Trading Day, the fair value of such Common Stock on such Trading Day, as reasonably determined by the Board of Directors in good faith.

                  (v) "LIBOR" shall mean the interest rate per annum (rounded upward to the nearest one-sixteenth (1/16th) of one percent) quoted in the Wall Street Journal for a three month contract in the London interbank market. In the event that the Wall Street Journal ceases to report the interest rate for a three month contract in the London interbank market, then LIBOR shall mean the interest rate per annum (rounded upward to the nearest one-sixteenth (1/16) of one percent) announced from time to time by CitiBank N.A. of New York for a three month contract in the London Interbank market two business days before the first day of such Interest Period.

                  (vi) "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday, other than any day on which securities are not traded on the New York Stock Exchange.

         2. Interest. Commencing on June 1, 2001, and on each of September 1, December 1, March 1, and June 1 thereafter (each such date being referred to as an "Interest Payment Date") until all outstanding principal and interest on this Note shall have been paid in full, the Company shall pay interest at the Interest Rate on the principal of this Note outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable. From the original issue date of this Note through and including the Interest Payment Date occurring closest to the second anniversary of the original issue date of this Note, the Company may pay on each Interest Payment Date accrued interest on the Note, at its election, in cash or shares of Common Stock or both; provided that not more than 60% of the total interest paid for the period through the first anniversary of the original issue date and none of the interest paid for the period after the first anniversary of the original issue date and through the second anniversary date of the original issue date shall be paid in shares of Common Stock unless the Holders of 51% of the aggregate principal amount of the outstanding Notes shall have consented to such payment in shares of Common Stock. The Company's election will in each case be made on or prior to the second Trading Day preceding the applicable Interest Payment Date, with prompt notice (as provided in Section 12 hereof) of such election being given to the Holder. The Company shall pay all interest that accrues and becomes payable after March 1, 2003 only in cash. The number of shares of Common Stock to be issued when interest is to be paid in shares of Common Stock will equal (i) the cash amount of the interest payable to be paid in shares of Common Stock divided by (ii) the average of the Last Sale Price of the Common Stock for the twenty
(20) Trading Days immediately preceding the applicable Interest Payment Date, rounded down to the nearest full share.

         3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default") the Holder may, so long as any such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

                  (i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable not cured by the Company within ten
(10) days;

                  (ii) Any breach by the Company of any warranty or covenant in this Note; provided, that, in the event of any such breach, to the extent such breach is susceptible to cure, such breach shall not have been cured by the Company within 30 days after written notice to the Company of such breach by the Holder; or

                  (iii) Any event or occurrence exists that would constitute an "Event of Default" of the Company under any Senior Indebtedness (as defined below) of the Company whether or not such Event of Default has been waived by the holder of such Senior Indebtedness,

         4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined, whether outstanding as of the date hereof or thereafter created, received, assumed, or guaranteed.

         4.1 Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of, and unpaid accrued interest and premium, if any, on: (i) all indebtedness of the Company for money borrowed by the Company (whether or not secured), including any guaranty by the Company of any indebtedness of any subsidiary for money borrowed by such subsidiary (whether or not secured), and (ii) any such indebtedness or any debentures, notes, or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) indebtedness of the Company owed or owing to any subsidiary of the Company or an officer, director or employee of the Company or any subsidiary, or (ii) indebtedness to trade creditors.

         4.2 Default on Senior Indebtedness. If the Company shall default in the payment of any principal of, or premium or interest on, any Senior Indebtedness when the same becomes due and payable, whether at stated maturity or at a date fixed for redemption or by declaration of acceleration or otherwise (a "Payment Default"), then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor, unless or until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off, or otherwise) shall be made or agreed to be made on account of the principal of, or interest on, the Note, or in respect of any redemption, retirement, repurchase, or other acquisition of the Note other than those made in capital stock of the Company (or in cash in lieu of fractional shares thereof) pursuant to any conversion right of the Note or otherwise made in capital stock of the Company (or in cash in lieu of fractional shares thereof).

         Upon (i) the happening of an Event of Default (other than a Payment Default) that permits the holders of Senior Indebtedness or any trustee therefor to accelerate its maturity (a "Nonpayment Default") and (ii) written notice of such event of default given to the Company by the holders of at least 25% in aggregate principal amount outstanding of such Senior Indebtedness or any trustee therefor (a "Payment Notice"), then, unless and until such Event of Default has been cured or waived or otherwise has ceased to exist, no payment (in cash, property, securities, by set-off, or otherwise) may be made by or on behalf of the Company on account of the principal of, or interest on, the Note), in any such case other than payments made in capital stock of the Company (or in cash in lieu of fractional shares thereof) pursuant to any conversion right of the Note or otherwise made in capital stock of the Company (or in cash in lieu of fractional shares thereof). Notwithstanding the foregoing, unless (i) the Senior Indebtedness in respect of which such Event of Default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Note during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Note. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within any period of 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such Event of Default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

         If (a) without the consent of the Company, a court having jurisdiction shall enter an order for relief with respect to the Company under the federal Bankruptcy Code or, without the consent of the Company, a court having jurisdiction shall enter a judgment, order, or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment, or composition of or in respect of the Company under the federal Bankruptcy Code or applicable state insolvency law, or (b) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the federal Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition, or relief under the federal Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the federal Bankruptcy Code, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to any Holder of the Note on account thereof. Any payment or distribution, whether in cash, securities (other than a payment or distribution in capital stock of the Company), or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Note, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provision) be payable or deliverable in respect of the Note shall be paid or delivered directly to the holder of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. In the event of such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Note, together with the Holders of any other obligations of the Company ranking on a parity with the Note, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and interest on the Note and such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Note and such other obligations.

         If, notwithstanding the foregoing, any payment or distribution of any character, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Note, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Holder of the Note in contravention of any of the terms hereof, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Holder of the Note to endorse or assign any such payment, distribution, or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

         4.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities, or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder of this Note, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder of this Note the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers, and remedies otherwise provided herein or by applicable law.

         4.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Subsection 4.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder of this Note, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder of this Note would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder of this Note, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

         4.5 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.

         5. Prepayment. Upon 10 days' prior written notice to the Holder, the Company may at any time prepay in whole or in part the principal sum, plus accrued interest to date of payment, of this Note.

         6. Conversion.

         6.1 Voluntary Conversion. Any Holder of this Note has the right, at the Holder's option, (i) at any time after the 18 month anniversary of the original issue date of the first Note issued and delivered under the Purchase Agreement and prior to the close of business on the second business day prior to March 1, 2011 (unless a notice of prepayment pursuant to Section 5 has been given with respect to the Note or some portion thereof), to convert this Note, in whole or in part, and (ii) at any time after delivery of a notice of prepayment in accordance with Section 5 of this Note and prior to the close of business on the second business day prior to the date prepayment is to be made (unless the Company subsequently fails to make the prepayment on the date of the proposed prepayment, in which event this clause (ii) of this Section 6.1 shall be of no further force or effect with respect to such proposed prepayment), to convert the portion of the Note to be prepaid, in whole or in part, in each case of conversion, into fully paid and nonassessable shares of Common Stock of the Company in accordance with the provisions of Subsection 6.2 hereof. The number of shares of Common Stock to be issued upon conversion ("Conversion Shares") shall be determined by dividing the aggregate principal amount to be converted together with all accrued but unpaid interest to the date of conversion, by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to $5.00 per share.

         6.2 Conversion Procedure. Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note duly endorsed at the principal office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this Section 6, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder of this Note a certificate or certificates (bearing such legends as are required by the Purchase Agreement and applicable federal and state securities laws in the opinion of counsel to the Company) for the number of full shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable in lieu of fractional shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay in cash to the Holder the amount of outstanding principal that is not so converted.

         7. Conversion Price Adjustments.

         7.1 Adjustments for Stock Splits, Subdivisions, and Combinations. In the event the Company shall (A) pay a dividend or make a distribution in shares of Common Stock on the Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (D) issue, by reclassification of its shares of Common Stock, any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of the Note thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned or been entitled to receive immediately following such action had such Note been converted immediately prior thereto. An adjustment made pursuant to this Subsection 7.1 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a reclassification, subdivision or combination. If as a result of an adjustment made pursuant to this Subsection 7.1, the Holder of the Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock (including shares of Common Stock and other capital stock) of the Company, the Board of Directors (whose determination, by a duly adopted resolution, shall be conclusive) shall reasonably determine in good faith the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

         7.2 Adjustments for Certain Rights Issuances. In the event the Company shall issue rights, options, or warrants to all holders of Common Stock entitling them (for a period not exceeding 60 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the average market price per share (as determined pursuant to Subsection 7.6 below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

         (A) the Conversion Price in effect immediately prior to the date of issuance of such rights, options, or warrants by a fraction, of which

         (B) the numerator shall be (x) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, or warrants, immediately prior to such issuance, plus (y) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such average market price, and of which

         (C) the denominator shall be (x) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, or warrants, immediately prior to such issuance, plus (y) the number of additional shares of Common stock which are so offered for subscription or purchase.

Such adjustments shall become effective immediately after the record date for the determination of holders entitled to receive such rights, options, or warrants; provided, however, that if any such rights, options, or warrants issued by the Company as described in this Subsection 7.2 are only exercisable upon the occurrence of certain triggering events provided for in shareholder rights plans, then the Conversion Price will not be adjusted as provided in this Subsection 7.2 until such triggering events occur.

         7.3 Adjustments for Other Distributions. In the event the Company shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness, cash, or other assets or shares of capital stock, other than Common Stock (including securities, but other than (A) dividends or distributions exclusively in cash which exceed $.20 per share of Common Stock in any calendar year or (B) any dividend or distribution for which an adjustment is required to be made in accordance with Subsection 7.1 or 7.2 above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the average market price per share of the Common Stock (determined as provided in Subsection 7.6 below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Common Stock, and the denominator of which shall be such average market price per share of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

         7.4 Notices of Record Date, etc. In the event of:

         (A) Any taking by the Company of a record of the holders of Common Stock of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

         (B) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

         (C) Any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company will mail to the Holder of this Note at least ten
(10) days prior to the earliest date specified therein, a notice specifying:

         (i) The date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right; and

         (ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

         7.5 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock (and/or its treasury stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of the Note, in addition to such other remedies as shall be available to the holder of the Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (and/or its treasury stock) to such number of shares as shall be sufficient for such purposes.

         7.6 Market Price. For the purpose of any computation under Subsections
7.2 and 7.3 above, the average market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Price of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "`ex' date," with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "`ex' date," when used with respect to any issuance or distribution means the first date on which the Common Stock trades regular way on the New York Stock Exchange (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance or distribution.

         7.7 Notice of Adjustment. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly mail or cause to be mailed a notice of such adjustment to the Holder of the Note at the address of the Holder as the same appears on the registry books of the Company.

         8. Assignment. Subject to the restrictions on transfer described in
Section 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

         9. Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of the Company and holders of at least two-thirds of the aggregate principal amount of all then outstanding Notes.

         10. Transfer of This Note or Securities Issuable on Conversion Hereof. This Note shall not be sold, transferred, hypothecated, pledged, or disposed of prior to the 18 month anniversary of the original issue date of the Note unless the employment of Holder is terminated prior to such date without "Cause" by the Company or by the Holder for "good reason," in each case as such terms are defined in that certain Employment Agreement between the Company and Holder dated March 9, 2001; provided, however, that the original Holder hereof may pledge this Note as security to any financial institution for any financing of such Holder's purchase of this Note. With respect to any offer, sale, or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale, or other distribution may be effected without registration or qualification under any federal or state law then in effect. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with registration or qualification requirements under federal or state law, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         11. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account, and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state, or local tax authorities.

         12. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or on the third Trading Day after being deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

         13. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Underlying Shares obtainable hereunder until, and then only to the extent that, this Note shall have been converted.

         14. Usury Savings Clause.

         14.1 If at any time the sum of (i) the amount of interest computed in accordance with this Note and (ii) all other consideration received by a Holder that is deemed to constitute interest under applicable law, would exceed the Maximum Legal Rate, then the interest payable under this Note shall be computed upon the basis of the Maximum Legal Rate and strictly limited thereto, but any subsequent increase in the Maximum Legal Rate or subsequent reduction in the rate of interest payable under this Note shall not reduce such interest thereafter payable below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable equals the total amount of interest that would have accrued if such interest had been at all times computed solely on the basis of the interest rate set forth in Section 2 plus the other compensation received by such Holder that is deemed to constitute interest under applicable law. Furthermore, if at the maturity date, the total amount of interest paid or accrued under the foregoing provisions is less than the total amount of interest that would have accrued based upon the interest rate specified in Section 2, then, to the extent allowed by law, the Company agrees to pay to the Holder an amount equal to the difference between
(A) the lesser of (x) the amount of interest that would have accrued if the Maximum Legal Rate had at all times been in effect and (y) the amount of interest that would have accrued if the rate specified in Section 2 above had at all times been in effect; and (B) the amount of interest accrued in accordance with the foregoing provisions.

         14.2 No agreements, conditions, provisions, or stipulations contained in this Note or any other instrument, document, or agreement between a Holder and the Company, or default of the Company, or exercise by a Holder of the right to accelerate the payment or the maturity of principal and interest, or to exercise any option whatsoever contained in this Note or any other agreement between a Holder and the Company, or arising out of any contingency whatsoever, shall entitle a Holder to contract for, charge, collect, or receive, in any event, interest exceeding the Maximum Legal Rate; and in no event shall the Company be obligated to pay interest exceeding such Maximum Legal Rate; and all agreements, conditions, or stipulations, if any, that may in any event or contingency whatsoever operate to bind, obligate, or compel the Company to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged, collected, or received in excess of the Maximum Legal Rate ("Excess"), such Excess shall be, first, applied to reduce the principal then unpaid under this Note; and second, returned to the Company, it being the intention of the parties hereto not to enter into or cause at any time a usurious or otherwise illegal relationship. For the purpose of determining whether or not any Excess has been contracted for, charged, collected, or received by a Holder, the Company and each Holder shall, to the maximum extent permitted under applicable law, (A) characterize any nonprincipal payment as an expense, fee, or premium rather than interest, (B) exclude voluntary prepayments and the effects thereof, and (C) with respect to all interest at any time contracted for, charged, collected, or received by the Holders in connection with this Note, amortize, prorate, allocate, and spread the same in equal parts, or otherwise as appropriate, to ensure that, to the extent possible, no Excess exists during the entire term of this Note.

         14.3 If, prior to the repayment in full of the obligations under this Note, the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Note or any other instrument, document, or agreement between a Holder and the Company than is currently allowed by applicable state or federal law, then the limitation of interest hereunder by the Maximum Legal Rate shall be increased to such greater rate of interest, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to each Holder by reason thereof, if any, shall be payable upon demand concurrently with the next payment of interest due under the Note; provided, however, if the Note is fully paid and discharged, no such interest charges shall be owing to a Holder by reason of such amendment.

         14.4 "Maximum Legal Rate" means the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Note as to which such rate is to be determined, payable to the Holders pursuant to this Note or any other agreement, contract, or document by or between the Holders and the Company, under laws applicable to the Holders which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Legal Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of this Note or any other agreement, contract, or document by or between the Holders and the Company that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Legal Rate resulting from a change in the Maximum Legal Rate shall take effect without notice to the Company at the time of such change in the Maximum Legal Rate.

         15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

         16. Headings. The headings of this Note are for convenience of reference only and are not part of the substance of this Note.

         17. Waivers. The Company, along with all sureties, endorses and guarantors (if any) of this Note, waive demand, presentment for payment, notice of non-payment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect thereto, without notice thereof to any of them.

         IN WITNESS WHEREOF, the Company has caused this Note to be issued this _____ day of March, 2001.


                                       LUBY'S INC.

                                       By
                                          -----------------------------------
                                            Robert T. Herres
                                            Chairman of the Board


Name of Holder:   Harris J. Pappas
Address:          642 Yale
                  Houston, Texas 77007

                   (To be Signed Only Upon Conversion of Note)

LUBY'S, INC.

         The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock, to the extent of $_______________ unpaid principal amount of such Note, and request that the certificates for such shares be issued in the name of, and delivered to, ____________________, whose address is _________________________________.

Dated:
       -------------------------------

                                      ------------------------------------------
                                      (Signature must conform in all respects to name of holder as specified on the face of the Note)

                                      ------------------------------------------
                                                      (Address)

                                                                       EXHIBIT B


                                  LUBY'S, INC.

                        RESOLUTIONS OF BOARD OF DIRECTORS

                                  MARCH 7, 2001

                                   ----------


DISCUSSION - CORPORATE OPPORTUNITY

WHEREAS, for purposes of facilitating the initiation of new arrangements between the Company and Christopher J. Pappas and Harris J. Pappas and (collectively the "Executives"), who will become directors and officers of the Company as of the date of adoption of this resolution, and in accordance with Section 122(17) of the General Corporation Law of the State of Delaware, the Board of Directors of the Company does hereby adopt the following preambles and resolutions:

WHEREAS, for purposes hereof the following terms shall have the following meanings

      (1) "Cafeteria-style Restaurant Business" shall mean the traditional cafeteria type business engaged in by the Company, or in a restaurant which sells food utilizing cafeteria style serving of entrees, or selling food on an "all you can eat" basis, or utilizing buffet style serving of the general type operated by "Luby's", "Morrison's", "Piccadilly", "Wyatt's", "Golden Corral" or "Ryans Steak House". Notwithstanding the terms of the immediately preceding sentence, for purposes of this definition the sale of food on an "all you can eat" basis or utilizing buffet style serving, shall not include restaurants which serve primarily one type of ethnic or specialty foods such as Mexican or Chinese food or barbecue or seafood;

      (2) The "Areas of Geographic Operation" shall mean the states of Texas, New Mexico, Arizona, Oklahoma, Kansas, Arkansas, Missouri, Tennessee, Mississippi and Florida and all states contiguous to such states;

      (3) A "Pappas Generated Land or Building Redevelopment Opportunity" shall mean any opportunity to lease or purchase land in any location or to lease or purchase a building and land for redevelopment in any location which arises from or in connection with the ordinary course of the business of Pappas Restaurants and is first communicated to executive, officers or employees of Pappas Restaurants other then the Executives; provided that any such opportunity that is first presented to either of the Executives shall be considered a business opportunity for the Company.

NOW, THEREFORE, be it resolved that the Company does hereby renounce as a corporate opportunity, for a period of six (6) years from the date of this resolution, (i) any business or corporate opportunity (whether operated by an Executive or not) which shall involve the operation of any restaurant or food service business other than a Cafeteria-style Restaurant Business in the Areas of Geographic Operation, and (ii) any Pappas Generated Land or Building Redevelopment Opportunity.

                                                                     EXHIBIT C




                                  March 9, 2001


Mr. Christopher J. Pappas
Mr. Harris J. Pappas
642 Yale
Houston, Texas 77007

Gentlemen:

         We have been requested by Luby's, Inc., a Delaware corporation ("Luby's") to deliver to you the opinions as to the matters set forth herein in connection with that certain Purchase Agreement dated as of March 9, 2001 (the "Purchase Agreement"), by and among Luby's, Harris J. Pappas and Christopher J. Pappas (collectively, "Pappas"). This opinion is being rendered pursuant to
Section 6.3(a)(iii) of the Purchase Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.

         In connection with this opinion letter, we have examined executed counterparts of the Purchase Agreement and originals or copies of the following documents:

         (i) certificates of the Secretary of State of the State of Delaware as to the good standing of Luby's;

         (ii) the Certificate of Incorporation of Luby's, certified as of a recent date by the Secretary of State of the State of Delaware;

         (iii)    the Bylaws of Luby's;

         (iv) certain resolutions and board actions adopted by the Board of Directors of Luby's, certified as of a recent date by the Secretary of Luby's;

         We have also examined the originals or copies of such other documents and records and have made such other investigations as we have deemed relevant and necessary as a basis for our opinions set forth below. In all such examinations and for purposes of our opinions set forth below, we have, with your approval and without independent investigation, assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as certified, photostatic or conformed copies.

Mr. Christopher J. Pappas
Mr. Harris J. Pappas
March 9, 2001
Page 2


         With your approval and without independent investigation, we have:

         A. relied, as to the accuracy of certain factual matters not independently established by us, upon the certificates referred to above, the information contained in Luby's periodic filings made with the Securities and Exchange Commission and the representations and warranties contained in the Purchase Agreement;

         B. assumed that the Purchase Agreement has been duly executed and delivered by Pappas and constitutes the legal, valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms; and

         D. assumed the fairness of the purchase of the Notes contemplated by the Purchase Agreement, the adequacy of the consideration paid or to be paid in connection therewith and the compliance by the Board of Directors of Luby's with their fiduciary duties.

         Based upon the foregoing, and having due regard for such legal considerations as we deem relevant and subject to the qualifications and limitation set forth herein, we are of the opinion that:

         A. Luby's has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as now being conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property require such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on Luby's;

         B. each of the Transaction Documents has been duly authorized, executed and delivered by Luby's;

         C. the Notes have been duly authorized and, when executed, delivered and paid for in accordance with the terms of the Agreement, will be valid and binding obligations of Luby's enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability;

Mr. Christopher J. Pappas
Mr. Harris J. Pappas
March 9, 2001
Page 3


         D. the execution and delivery by Luby's of, and the performance by Luby's of its obligations under, the Transaction Documents will not contravene (i) any provisions of applicable law, (ii) the Certificate of Incorporation or Bylaws of Luby's, (ii) to such counsel's knowledge, any agreement or other instrument binding upon Luby's that is material to Luby's or (iv) to such counsel's knowledge, any Order of any Governmental Entity having jurisdiction over Luby's, an no Approval of any Governmental Entity is required for the performance by Luby's of its obligations under the Transaction Documents, except such as may be required by the securities or blue sky laws of the various states;

         E. after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which Luby's is a party or to which any of the properties of Luby's is subject other than proceedings which have been disclosed in the Transaction Documents, or such counsel believes are not likely to have a Material Adverse Effect on Luby's or on the power or ability of Luby's to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Agreement.

         The foregoing opinions are subject to the following qualifications and limitations:

         A. The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the "DGCL") and the federal laws of the United States of America insofar as any of such laws are concerned.

         B. We express no opinion herein with respect to (i) antitrust laws, (ii) the financial terms of the transactions contemplated by the Purchase Agreement or the fairness or reasonableness of those terms to any person or entity or (iii) the satisfaction of any fiduciary duties which may exist.

         This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter occur or hereafter become effective. The opinions set forth herein are limited to matters expressly set forth and no opinion is to be implied or may be inferred beyond the matters expressly stated.

         With respect to any matters indicated herein to be limited to our knowledge and information (or words to like effect), the opinions set forth herein with respect to such matters are specifically limited to the actual knowledge which attorneys who are members of or are employed by this firm have obtained solely in connection with the representation of Florafax

Mr. Christopher J. Pappas
Mr. Harris J. Pappas
March 9, 2001
Page 4


with respect to the transactions contemplated by the Merger Agreement. Nothing has come to the attention of such attorneys to cause them to believe that the statements made herein "to our knowledge" are false.

         This opinion is delivered to you solely as a party to the Merger Agreement and may not be quoted, circulated or published in whole or in part or delivered to any other person without our express written consent.

                                         Yours very truly,

                                         Cauthorn Hale Hornberger Fuller
                                         Sheehan Becker & Beiter Incorporated



                                         ------------------------------------
                                         Drew R. Fuller, Jr.
DRFJr/sh